Exhibit 10.14

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

AND

Oncobiologics, Inc.

Commercial License Agreement

April 11, 2013

CONFIDENTIAL

This Commercial License Agreement (this “Agreement”) is made effective on April 11, 2013 (the “Effective Date”)

by and between

Selexis SA, a company incorporated under the laws of Switzerland, with its registered office at 18 chemin des Aulx, 1228 Plan-les-Ouates, Geneva, Switzerland (“SELEXIS”)

and

Oncobiologics, Inc., a company incorporated under the laws of the United States, with its registered office at 7 Clarke Drive, Cranbury, New Jersey 08512 (“COMPANY”) (SELEXIS and COMPANY, collectively the “PARTIES” and, individually, a “PARTY”).

Preamble

A.	Whereas, COMPANY is a biopharmaceutical company engaged in the research, development, manufacturing and sale of biopharmaceutical products;

B.	Whereas, SELEXIS is a biotechnology company engaged in the development and sale of recombinant cell lines based on the SELEXIS Technology;

C.	Whereas, SELEXIS is the owner of certain Confidential Information, the SELEXIS Know-How and the SELEXIS Patent Rights;

D.	Whereas, pursuant to a Research License Agreement between the PARTIES dated October 3, 2011 (the “Research License Agreement”) COMPANY has developed certain recombinant cell line(s) and/or COMPANY Material using the SELEXIS Technology, SELEXIS Know-How and SELEXIS Patent Rights, and COMPANY has evaluated such cell Line(s); and

E.	Whereas, SELEXIS is willing to grant COMPANY, and COMPANY is willing to receive from SELEXIS, a commercial license to the SELEXIS Know-How and the SELEXIS Patent Rights with respect to the SELEXIS Technology, on the terms and conditions set forth in this Agreement.

Now, Therefore, the PARTIES agree as follows:

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

1.	Definitions

In addition to the terms defined above, the following terms, whether used in the singular or plural, shall have the following meanings as used in this Agreement, unless otherwise specifically indicated:

1.1.	“Affiliate” shall mean any Person that, as of the Effective Date, directly or indirectly, controls, is controlled by, or is under common control with the relevant Person. For the purposes of this definition only, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through ownership of voting securities of such Person, by contract or otherwise. A Person shall only be considered an Affiliate for so long as such control exists.

1.2.	“BLA” shall mean a Biologic License Application for the Final Product filed with the FDA or any comparable filing made with a Regulatory Authority in another country.

1.3.	“Calendar Quarter” shall mean, for each Calendar Year, each of the three month periods ending March 31, June 30, September 30 and December 31, respectively.

1.4.	“Calendar Year” shall mean the period commencing on January 1 and ending twelve (12) consecutive calendar months later on December 31.

1.5.	“Cell Line” shall mean a mammalian cell line that is developed using the SELEXIS Technology. Cell Line shall include, without limitation, any Company-Specific Cell Line(s) developed by COMPANY under the Research License Agreement which have employed SELEXIS Technology, SELEXIS Know-How and/or SELEXIS Patent Rights.

1.6.	“Clinical Trials” shall mean human studies designed to measure the safety and/or efficacy of the Product. Clinical Studies include Phase I Clinical Trials, Phase II Clinical Trials, and Phase Ill Clinical Trials.

1.7.	“Collaboration Partner” shall mean a Third Party with which COMPANY collaborates on the development and/or commercialization of a Licensed Product or to which COMPANY has granted a license for the development and/or commercialization of a Licensed Product, provided that [*] or [*] or [*] for [*].

1.8.	“Combination Product Adjustment” shall mean the adjustment of: Net Sales for any combination product done by multiplying actual Net Sales of such combination product by the fraction A/(A + B) where A is the weighted (by sales volume) average invoice price of the Product, if sold separately, and B is the weighted (by sales volume) average invoice price of any other active ingredient, device or component in the combination, if sold separately. If, on a country-by-country basis, the other active ingredient, device or component in the combination is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of the combination product in such country by the fraction A/C where A is the invoice price of the Product, if sold separately, in such country and C is the invoice price of the combination product in such country.

1.9.	“Commercial License” shall have the meaning set out in Article 2.1.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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1.10.	“Commercial License Option” shall mean the option granted to Company in the Research License Agreement to obtain a non-exclusive commercial license.

1.11.	“Company Protein” shall mean the recombinant protein listed in Exhibit 2.

1.12.	“Company-Specific Cell Line” shall mean a Cell Line that has been modified by Company under the Research License Agreement to specifically express the Company Protein.

1.13.	“COMPANY Technology” shall mean any Technology owned or controlled by COMPANY, including, without limitation, any such Technology related to Licensed or Final Product, but excluding any SELEXIS Technology related thereto.

1.14.	“Confidential Information” shall mean any technical and business information pertaining to materials and production techniques, products, processes and services, including without limitation physical working models and samples of the products, research, development, patentable and unpatentable inventions, manufacturing, purchasing and product development plans, forecasts, strategies and information, engineering, marketing, merchandising, selling, customer lists, customer prospects, software codes, algorithms, names and expertise of employees and consultants, blueprints, technical information, trade secrets or know-how or other related proprietary business information and data, in any case whether such information is provided in tangible or intangible form, written, oral, graphic, pictorial or recorded form or stored on computer discs, hard drives, magnetic tape or digital or any other electronic medium. Confidential Information disclosed in any tangible format will be labelled “Confidential” or words to similar effect, and all non-tangible disclosures will be declared to be “Confidential” or words to similar effect at the time of disclosure. Confidential Information shall include any and all material and data created by the receiving party based on, containing or otherwise reflecting Confidential Information. Confidential Information shall also include any such information or documents which may be disclosed hereunder which the disclosing party received in confidence from a Third Party.

1.15.	“Contract Manufacturing Organization” shall mean an entity of which at least fifty percent (50%) of the business is directed toward the provision of biologic manufacturing services or products for non-affiliate third parties.

1.16.	“Contractor” shall mean a Third Party contractor who: (i) develops the production process for Licensed Products by or on behalf of COMPANY, or (ii) manufactures and supplies Licensed Products by using such production process by or on behalf of COMPANY.

1.17.	“Default” shall have the meaning set out in Article 9.2.

1.18.	“Defaulting Party” shall have the meaning set out in Article 9.2.

1.19.	“FDA” shall mean the United States Food and Drug Administration, or any successor agency.

1.20.	“Final Product” shall mean any pharmaceutical preparation in final form containing any Licensed Product(s) for sale by prescription, over-the-counter or any other method, in any dosage form, formulation,

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presentation, line extension or package configurations, including without limitation such Licensed Product in development where the context so requires in this Agreement.

1.21.    “First Commercial Sale” shall mean, with respect to any Final Product in any country, the first sale of such Final Product for use or consumption by the general public in such country after Regulatory Approval as well as Pricing and Reimbursement Approval for such Final Product has been obtained in such country. For the avoidance of doubt, sales prior to receipt of all Regulatory Approvals and Pricing and Reimbursement Approvals necessary to commence regular commercial sales, such as so-called “treatment IND sales”, “named patient sales” and “compassionate use sales”, shall not be construed as a First Commercial Sale.

1.22.     “Force Majeure” shall mean conditions beyond the control of a PARTY, including without limitation, an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of facilities or materials by fire, earthquake, storm or the like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).

1.23.     “IND” shall mean an Investigational New Drug Application for the Final Product filed with the FDA or any comparable filing made with a Regulatory Authority in another country.

1.24.     “Insolvent Party” shall have the meaning set out in Article 9.3.

1.25.     “Invention” shall mean any invention, idea, innovation, enhancement, improvement or feature, whether or not patentable or registrable, together with any intellectual property rights relating thereto (including without limitation, the Patent Rights and rights to confidentiality and proprietary information).

1.26.     “Know-How” shall mean information in whatever form, tangible or intangible and on whatever medium, including without limitation, information and materials relating to Inventions and other know-how, trade secrets, data (including without limitation, all data from pre-clinical and clinical studies and other studies intended for regulatory submission), results, formulae, DNA and amino acid sequence information and related developments.

1.27.     “Licensed Field of Use” shall mean the development, manufacture and sale of Final Products for any field of use.

1.28.     “Licensed Product” shall mean Company Protein made or derived from any Selexis Materials, including, without limitation, the Company-Specific Cell Lines.

1.29.     “Losses” shall mean all and any liability, damage, loss or expense.

1.30.      “Net Sales” shall mean the amount collected by COMPANY, its Affiliates, its Sublicensees and/or any Collaboration Partner with whom the Parties enter into a tri-party agreement pursuant to Section 2.3, on account of sales of Final Product to Third Parties in the Territory, less the following deductions:

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

(i)	sales and excise taxes and duties paid or allowed by the selling PARTY and any other governmental charges imposed upon the production, importation, use or sale of the Final Products;

(ii)	customary trade, quantity and cash discounts allowed on Final Products;

(iii)	compulsory government rebates;

(iv)	allowances or credits to customers on account of rejection or return of Final Product or on account of retroactive price reductions affecting the Final Product;

(v)	freight and insurance costs, if they are included in the selling price for the Final Product invoiced to Third Parties, provided always that such deduction shall not be greater than the balance between the selling price actually invoiced to the Third Party and the standard selling price which would have been charged to such Third Party for such Final Product exclusive of freight and insurance in the respective country or in a comparable country; and

(vi)	in the event that a Final Product is sold in any country in the form of a combination product containing one or more other therapeutically active ingredients, the Net Sales for any such Final Product shall be computed using the Combination Product Adjustment for such country.

1.31.      “Non-Defaulting Party” shall have the meaning set out in Article 9.2.

1.32.      “Notice of Default” shall have the meaning set out in Article 9.2.

1.33.      “Patent Rights” shall mean any and all of the following: (i) patent applications (including without limitation provisional patent applications) and patents (including without limitation the inventor’s certificates); (ii) any substitution, extension (including without limitation patent term extensions and supplementary protection certificates), registration, confirmation, reissue, continuation, divisional, continuation-in-part, re-examination, renewal, patent of addition or the like thereof or thereto; (iii) any foreign counterparts of any of the foregoing; and (iv) any utility model applications and utility models (whether or not corresponding to any of the foregoing).

1.34.      “Person” shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization, or any other entity, or a government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

1.35.      “Phase I Clinical Trial” shall mean a Clinical Trial conducted in humans which is principally intended to obtain data on the safety, tolerability, pharmacokinetic or pharmacodynamic properties of a product. Phase I shall be deemed to have commenced when the first patient in the study has been treated. Phase I shall be deemed to have completed when the last patient has completed his or her treatment being investigated by that Clinical Trial as described in its protocol, the database is locked, and data from all patients, according to protocol, has been analyzed for the primary endpoint.

1.36.      “Phase II Clinical Trial” shall mean a Clinical Trial conducted in humans in which the primary objective is a preliminary determination of therapeutic efficiency and/or to find an optimal dose range in patients with

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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the disease target being studied. Phase II shall be deemed to have commenced when the first patient in the study has been treated. Phase II shall be deemed to have completed when the last patient has completed his or her treatment being investigated by that Clinical Trial as described in its protocol, the database is locked, and data from all patients, according to protocol, has been analyzed for the primary endpoint.

1.37.     “Phase Ill Clinical Trial” shall mean a Clinical Trial conducted in humans in which the primary objective is a determination of therapeutic efficiency in patients with the disease target being studied. Phase Ill shall be deemed to have commenced when the first patient in the study has been treated. Phase Ill shall be deemed to have completed when the last patient has completed his or her treatment being investigated by that Clinical Trial as described in its protocol, the database is locked, and data from all patients, according to protocol, has been analyzed for the primary endpoint.

1.38.     “Price and Reimbursement Approval” shall mean any approvals, licenses, registrations or authorizations of any supranational, national, regional, state or local Regulatory Authority or other regulatory agency, department, bureau or governmental entity, necessary to determine or set the pricing of a Product, and/or its reimbursement level by the relevant health authorities, providers or other funding institutions, at supranational, national, regional, state or local level.

1.39.     “Regulatory Approval” shall mean any approvals, licenses, registrations or authorizations of any supranational, national, regional, state or local Regulatory Authority or other regulatory agency, department, bureau or governmental entity, necessary for the manufacture, marketing or sale of a Product or conduct of Clinical Trials in a regulatory jurisdiction, excluding Price and Reimbursement Approval.

1.40.     “Regulatory Authority” shall mean (i) the FDA or (ii) any and all governmental or supranational agencies, ministries, authorities or other bodies with similar regulatory authority with respect to approval or registration of pharmaceutical or biologic products in any other jurisdiction anywhere in the world.

1.41.     “Royalty Term” shall mean with respect to each Final Product sold in a particular country, the period beginning on the date of the First Commercial Sale in such country and terminating on the expiration of the last-to-expire or lapse of any Valid Claims in such country covering [*].

1.42.     “SELEXIS Know-How” shall mean SELEXIS’ Confidential Information and Know-How owned, controlled by SELEXIS, or to which SELEXIS has received a license which includes a right to grant sublicenses consistent with the Commercial License relating to, without limitation, the construction and development of recombinant cell lines for the manufacture of biopharmaceutical products and existing as of the Effective Date or obtained thereafter during the Term.

1.43.     “SELEXIS Materials” shall mean the materials provided by SELEXIS to COMPANY under this Agreement and all modifications and improvements thereof made by SELEXIS during the Term.

1.44.     “SELEXIS Patent Rights” shall mean Patent Rights which: (i) are owned or controlled by SELEXIS, or to which SELEXIS has received a license which includes a right to grant sublicenses consistent with the

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Commercial License (ii) are necessary or useful for the use of SELEXIS Materials or the construction, development and use of Cell Lines and (iii) are existing as of the Effective Date or obtained thereafter during the Term. Without limiting the generality this Article, the SELEXIS Patent Rights as of the Effective Date are listed in Exhibit 1 hereto.

1.45.     “SELEXIS Technology” shall mean the SELEXIS Patent Rights, the SELEXIS Know-How and the SELEXIS Materials.

1.46.     “Tax Authority” shall mean the relevant governing tax authority as defined in Article 4.2.

1.47.     “Taxes” shall mean all excises, taxes and duties with the exception of VAT.

1.48.     “Technology” shall mean all inventions (whether or not patentable or patented) and intellectual property rights therein, including without limitation, patents, patent applications, know-how, trade secrets, copyrights, trademarks, designs, concepts, registered and unregistered design rights, data, work product, results, reports, improvements, business and research plans, analytic methods and results, experimental methods and results, manufacturing processes, developments, technologies, technical information, composites of genes and gene constructs, cell lines, manuals, standard operating procedures, instructions and specifications.

1.49.     “Term” shall have the meaning set out in Article 9.1.

1.50.     “Territory’’ shall mean the entire world.

1.51.     “Third Party” shall mean a Person other than SELEXIS, COMPANY or an Affiliate of SELEXIS or COMPANY.

1.52.     “Transferee” shall have the meaning set out in Article 2.3.

1.53.     “Valid Claim” shall mean any issued or granted claim of the SELEXIS Patent Rights that has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, that is unappealable or remains unappealed at the end of the time allowed for appeal, or that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.

1.54.     “VAT” shall mean value added tax and any other similar turnover, sales or purchase, tax or duty levied by any other jurisdiction whether central, regional or local.

2.	Commercial Licenses

2.1.	Commercial Licenses. Subject to payment by COMPANY of the amounts provided for below and COMPANY’s compliance with the other terms and conditions of this Agreement, SELEXIS hereby grants to COMPANY a non-exclusive license under the SELEXIS Patent Rights and SELEXIS Know-How, in the Territory, with the limited right to sublicense in accordance with Article 2.2, to use (and have used only by permitted Sublicensees in accordance with Sections 2.2 and 2.3) Company-Specific Cell Lines and

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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SELEXIS Materials for the manufacture of Licensed and/or Final Products in the Licensed Field of Use and to make, have made, use, offer for sale, sell, import and otherwise exploit Licensed and/or Final Products, including, without limitation, the use of Licensed and Final Products in Clinical Trials (the “Commercial License”).

2.2.	Sublicenses.

2.2.1.	COMPANY may solely, without prior written consent from SELEXIS, grant sublicenses under the Commercial License to (i) a Contractor or a Collaboration Partner for and only with respect to [*] or [*], or (ii) a Collaboration Partner for and only with respect to [*] or [*]. In the event that [*] any sublicense of any rights granted under the Commercial License to a Collaboration Partner or a Contractor [*], [*] thereof and the parties [*] sublicenses under this Section 2.2.1 [*].

2.2.2.	Any sublicenses other than those expressly permitted without consent pursuant to Section 2.2.1, including, without limitation, with respect to [*], shall require the prior written consent of SELEXIS, which consent will not be unreasonably withheld, conditioned or delayed.

2.2.3.	If COMPANY grants any sublicenses permitted or consented to hereunder, it shall notify SELEXIS within thirty (30) days of any such sublicense grant and report the name and address of any such sublicensee (each, a “Sublicensee”) together with written certification by an officer of COMPANY that the Sublicensee has agreed in writing to adhere to the relevant provisions of this Agreement. Notwithstanding the above, COMPANY is and remains fully liable and responsible for any breach of this Agreement committed or any Losses caused by any Sublicensee, or any other Third Party or Affiliate to whom the Company-Specific Cell Lines, SELEXIS Materials and the SELEXIS Know How or parts thereof are made available under any such sublicense.

2.3.	Tri-Party Agreements. In the event that SELEXIS is unable, due to restrictions on its rights to permit COMPANY to grant any sublicense of any rights granted under the Commercial License to a Collaboration Partner or a Contractor, to consent to any sublicense pursuant to Section 2.2.1, then the parties agree to use diligent efforts to negotiate a tri-party agreement among SELEXIS, COMPANY and such Collaboration Partner or Contractor (each a “Tri-Party Agreement”), pursuant to which: (a) SELEXIS will grant a non-transferable, non-sublicenseable, royalty-free, non-exclusive license to such Collaboration Partner or Contractor, under the SELEXIS Know-How and the SELEXIS Patent Rights, to use the Company-Specific Cell Lines: (i) solely for uses that are reasonably related to the development, manufacture, use, commercialization and/or sale of the Licensed or Final Products in the relevant territory; and (ii) in accordance with Applicable Laws; (b) such license shall be subject to obligations and restrictions comparable to those set forth in this Agreement, provided that such Tri-Party Agreement will not include any payment obligations comparable to those set forth in Article 3 or otherwise; and (c) COMPANY will remain responsible for all financial obligations to SELEXIS under this Agreement for the entire Territory, including the territory granted to such Collaboration Partner or Contractor and including, without limitation, payment with respect to any Net Sales therein.

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2.4.	Transfer of SELEXIS Materials. COMPANY shall not transfer the Cell Lines, SELEXIS Materials or SELEXIS Know-How to any Third Party, except that during and for the Term only, COMPANY may transfer SELEXIS Know-How to Contractors or Collaboration Partners (the “Transferees”) solely for their use in connection with their development of the production process and/or manufacturing of Licensed Products with, or on behalf of, COMPANY, pursuant either to a sublicense as permitted or consented to under Section 2.2 or a Tri-Party Agreement. If COMPANY makes any such transfer, it shall notify SELEXIS within thirty (30) days of any such transfer and report the name and address of any Transferee together with confirmation that the Transferee has agreed in writing to adhere to the confidentiality obligations and use restrictions set out in this Agreement.

3.	Consideration

3.1.	Payments.

3.1.1.     Commercial License Execution Payment. As partial consideration for the rights and licenses granted by SELEXIS to COMPANY under this Agreement, COMPANY shall pay SELEXIS a one-time fee of CHF 65,000.00 (Sixty-Five Thousand Swiss Francs), due within ten (10) business days of execution of this Agreement.

3.1.2.     Commercial License Milestone Payments. As partial consideration for the rights and licenses granted by SELEXIS to COMPANY under this Agreement, COMPANY shall make the following milestone payments to SELEXIS with respect to the first occurrence of each such milestone event for each Licensed Product:

(i)    [*] CHF 65,000.00 (Sixty-Five Thousand Swiss Francs); and

(ii)   [*] CHF 300,000 (Three Hundred Thousand Swiss Francs).

3.1.3.    Commercial License Royalty Payments: In addition to the milestone payments under Article 3.1.2, during the Royalty Term, COMPANY shall pay SELEXIS on a Product-by-Product and country-by-country basis a royalty of [*] of Net Sales of all Final Products sold worldwide. Where royalties are due for the sale of Final Products directly by COMPANY, such royalties shall be paid for each Calendar Quarter within [*] of the end of that Calendar Quarter. Where royalties are due for the sales of Final Product by a Sublicensee, payment shall be made within [*] of the end of that Calendar Quarter. For the avoidance of doubt, no royalty payments shall be due for a Final Product in a specific country after the Royalty Term has expired for such Final Product in such country. Where royalties are no longer due in accordance with the foregoing, the Commercial License granted to COMPANY under this Agreement shall become perpetual, irrevocable, fully paid up and royalty free with respect to such Final Product in such country.

3.1.4.    Royalty Buyout. At any time during the Term, COMPANY shall have the right to terminate its obligation to pay a royalty pursuant to Section 3.1.3 of this Agreement with respect to all Final Product

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containing a specific Licensed Product by paying to SELEXIS the sum of CHF 1,750,000 (One Million One Hundred Seventy-Five Thousand Swiss Francs) (a “Royalty Termination Fee”). In order to exercise this right, COMPANY shall notify SELEXIS in accordance with Section 11.10 of this Agreement that it is paying the Royalty Termination Fee for all Final Product containing the specified Licensed Product in such notice. Provided that the Royalty Termination Fee is paid to SELEXIS within five (5) business days of such notice in accordance with Section 3.2 of this Agreement, the notice shall be effective as of the first day of the Calendar Quarter in which the notice was delivered, thereby terminating the royalty obligation for all Final Product containing the specified Licensed Product for that Calendar Quarter and thereafter. Payment of a Royalty Termination Fee shall apply only to all Final Product containing a single Licensed Product [*]. For avoidance of doubt, upon COMPANY paying a Royalty Termination Fee under this Agreement, no royalties shall thereafter be due to SELEXIS under this Agreement.

3.2.	Mechanism of Payment. The payments due to SELEXIS under this Agreement shall be made either by check or by wire transfer or electronic fund transfer to the credit and account of SELEXIS, as follows:

Bank Name:         [*]

Account:              [*]

To:	Selexis S.A.

18, chemin des Aulx

1228 Plan-les-Ouates

Geneva, Switzerland

3.3.	Payment Terms. Except with respect to royalties due pursuant to Article 3.1.3, COMPANY shall make payments due to SELEXIS under this Agreement at the latest [*] business days after receipt of invoice. All fees and payments, including without limitation under Article 3.1.3, do not include any applicable VAT or Taxes.

3.4.	Records. COMPANY and its Affiliates and Sublicensees shall keep true accounts of Net Sales of Licensed Products and COMPANY shall deliver to SELEXIS at the same time as the payments due under Article 3.1.3, a written account, including quantities of Net Sales of each such Licensed Product, broken down on a country-by-country basis with respect to those payments. SELEXIS is entitled to have such accounts audited by an independent expert of its choice. Such independent expert shall be bound by confidentiality terms at least as restrictive as the terms of Article 8 and shall be authorized to disclose to SELEXIS only the results of its audit. COMPANY shall provide access to all information reasonably requested by such expert. The cost of any audit shall be borne by SELEXIS unless the audit shows that COMPANY underpaid SELEXIS by more than [*] of the amounts due, in which case, the cost of the audit shall be borne by COMPANY.

3.5.	Single Royalty and Milestone. For Final Products covered by more than one SELEXIS Patent Rights, COMPANY will make one payment to SELEXIS for royalties on any unit of Final Product sold by COMPANY or Sublicensees, irrespective of how many SELEXIS Patent Rights may cover such Final

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Product. Each milestone described in Article 3 shall be payable only once in relation to each Licensed Product, irrespective of the number of Final Products which incorporate that Licensed Product and undergo the events triggering the payment. All fees and payments, including without limitation under Article 3.1, do not include any applicable VAT or Taxes.

4.	Taxes

4.1.	General. All Taxes levied on account of any payment made by COMPANY to SELEXIS pursuant to this Agreement (other than Taxes on income, gains or profits levied against SELEXIS by any competent Swiss tax authority) will be the responsibility of, and shall be paid by, COMPANY pursuant to Article 4.2.

4.2.	Character of Payments. The PARTIES agree that, for purposes of determining the applicability of any Taxes, the payments to be made under this Agreement constitute payments for tangible property and the license of intellectual property. However, in the event that the governing tax authority (the “Tax Authority”) qualifies such payment differently, any additional taxes that may be applied (including without limitation, any interest and penalties that may be unpaid) shall [*].

4.3.	Withholding by COMPANY.

(i)	All payments by COMPANY hereunder shall be made in full without any deduction or withholding whatsoever, and free and clear of and without any deduction or withholding for or on account of any Taxes, except to the extent that any such deduction or withholding is required by any law in effect at the time of payment. Subject to paragraph (ii) of this Article, if any Taxes or amounts with respect to Taxes must be deducted or withheld, or any other deductions or withholdings must be made, from any amounts payable or paid by COMPANY, [*] and [*] deduction or withholding.

(ii)	[*] pursuant to paragraph (i) of this Article with respect to any deduction or withholding [*] if [*] or [*].

5.	Intellectual Property

5.1.	Ownership. Each PARTY shall retain all right, title and interest in and to its Inventions and Know-How which exist on the Effective Date or which are thereafter developed independently of the performance of this Agreement.

5.2.	COMPANY and SELEXIS Inventions. Any Invention developed hereunder by or for either Party, solely or jointly with the other PARTY or any Affiliate or agent thereof, shall belong exclusively (i) to COMPANY, to the extent it relates specifically to any COMPANY Technology, including, without limitation, any improvement or modification thereto (“COMPANY Invention”); or (ii) to SELEXIS, to the extent it relates specifically to any SELEXIS Technology, including, without limitation, any improvements or modifications thereto (“SELEXIS Invention”). Any SELEXIS Inventions shall be included within the scope of the SELEXIS Technology licensed to COMPANY under this Agreement as provided for within Article 5.5. Notwithstanding the foregoing, such ownership shall not be construed to transfer to either PARTY
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ownership of or any license or other rights in or to any of the other PARTY’s underlying Technology which may be included or embodied therein, or useful or necessary to use in connection with exploiting such Invention.

5.3.	Other Inventions. Except as set forth in Article 5.2, any other Invention developed hereunder solely by COMPANY shall be COMPANY’s sole property and any other Invention developed hereunder solely by SELEXIS shall be SELEXIS’ sole property. The PARTIES do not anticipate that there will be any jointly developed Inventions hereunder, but if there are any other such jointly developed Inventions which do not relate to either the SELEXIS Technology or the COMPANY Technology, such Inventions shall be owned jointly by COMPANY and SELEXIS (“Joint Inventions”). In the event any such Joint Inventions arise, the PARTIES will use commercially reasonable efforts to cooperate to protect and/or exploit such Joint Inventions, including, without limitation, sharing those costs incurred through protection of such Joint Inventions and sharing in revenues generated by the use or sublicense of such Joint Inventions.

5.4.	Notification. Each PARTY shall promptly notify the other PARTY of any Invention arising in connection with this Agreement, provided, however, that COMPANY has no obligation to notify SELEXIS with respect to any COMPANY Inventions developed solely by or on behalf of COMPANY.

5.5.	Improvements. In the event SELEXIS possesses, acquires, creates or is licensed (with the right to grant a sublicense consistent with the terms of the Commercial License) any improvements to the SELEXIS Technology which are necessary or useful for COMPANY to use in connection with the development of Cell Lines as licensed hereunder, such improvements shall automatically be included in the SELEXIS Patent Rights and/or the SELEXIS Know-How and thereby disclosed and licensed at no extra cost to COMPANY in accordance with this Agreement; provided, however, that any rights granted by the foregoing will be subject to COMPANY’s compliance with any bona fide obligations owed to Third Parties (with respect to which, SELEXIS has notified COMPANY of such obligations), including, without limitation, [*].

5.6.	Third Party Patent Rights. SELEXIS covenants that if SELEXIS becomes aware that COMPANY’s use of the SELEXIS Technology in accordance with the terms hereunder would or would likely infringe any Third Party proprietary rights, SELEXIS shall use its reasonable commercial efforts to resolve such potential infringement at SELEXIS’ cost to ensure COMPANY’s freedom to continue to exercise the licenses granted under this Agreement, including without limitation, by using its reasonable commercial efforts to obtain a license from such Third Party owner of proprietary rights which entitles SELEXIS to continue to grant the rights to COMPANY as provided for herein. Should such efforts not be successful, SELEXIS shall inform COMPANY in writing and thereafter, subject to such notification, either PARTY may terminate this Agreement with immediate effect, save that SELEXIS shall not have such right if COMPANY agrees to waive any liability SELEXIS would otherwise have to COMPANY hereunder with respect to the infringement of such Third Party proprietary rights. The obligations set forth in this Article pertain solely to Third Party rights specifically and solely related to the SELEXIS Technology or SELEXIS Materials licensed hereunder, and do not apply to any other technology or materials used by COMPANY at its discretion in

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connection with its exercise of the license rights granted hereunder, and specifically exclude any such Third Party rights which relate to the Licensed Product(s) produced by any Cell Lines hereunder.

5.7.	Enforcement of SELEXIS Patent Rights. If, during the Term, either PARTY becomes aware of any infringement or potential infringement of the SELEXIS Technology, it shall promptly notify the other PARTY in writing and the PARTIES shall immediately consult with each other to decide the best way to respond to such infringement or misuse, provided that SELEXIS shall remain free to take any action it deems fit and in its sole discretion.

5.8.	COMPANY Publications. COMPANY shall have the unrestricted right to publish or otherwise disclose the results and data obtained by the practice of the SELEXIS Technology in accordance with the terms hereof, provided, however, that such publication or disclosure does not include any Confidential Information of SELEXIS. The name of SELEXIS shall be given proper recognition in such publication(s) as scientifically appropriate.

5.9.	Further Assurance. Each PARTY agrees to execute and effect all necessary steps at the cost of the other PARTY (if not specifically agreed to otherwise) and as the other PARTY may reasonably require to give the other PARTY the full benefit of the provisions of this Article 5.

6.	Representations, Warranties, and Covenants

6.1.	General. Except for the representations, warranties and covenants set forth in this Article 6, the PARTIES do not make any other representations, nor give any other warranties, express or implied, nor undertake to any other covenants. The PARTIES expressly exclude any and all other representations, warranties and covenants.

6.2.	Representations and Warranties by the PARTIES. Each PARTY hereby represents and warrants to the other PARTY that:

6.2.1.    Corporate Power. It is duly organized and validly existing under the laws of the state (or country or other jurisdiction, as the case may be) of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

6.2.2.    Due Authorization. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the persons executing this Agreement on its behalf have been duly authorized to do so by all requisite corporate actions.

6.2.3.    Binding Agreement. This Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy.

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6.2.4.    No Conflicts. The execution, delivery and performance of this Agreement by itself does not conflict with any agreement, instrument or understanding, oral or written, to which it is a PARTY or by which it may be bound.

6.2.5.    Intellectual Property Rights. Each PARTY represents that it has valid and sufficient arrangements and agreements with its directors, officers and employees (which term shall include agents, consultants and subcontractors) such that ownership of intellectual property rights in and to any Inventions made by its directors, officers and employees vests in such PARTY.

6.3.	Additional Representations and Warranties by SELEXIS. SELEXIS hereby represents and warrants that, to the best of its knowledge, as of the Effective Date:

6.3.1.    There is no pending litigation asserting that the use of the SELEXIS Technology or the SELEXIS Know-How constitutes an infringement or misappropriation of any intellectual property rights of a Third Party;

6.3.2.    SELEXIS has the right in and to the SELEXIS Technology, SELEXIS. Know-How and the SELEXIS Patents to grant COMPANY the rights which are granted to COMPANY under this Agreement; and

6.3.3.    SELEXIS has the rights necessary to grant a non-transferable, non-sublicenseable royalty-free, non-exclusive license to a Collaboration Partner or Contractor, under the SELEXIS Know-How and the SELEXIS Patent Rights, to use the Company-Specific Cell Lines solely for uses that are reasonably related to the development, manufacture, use, commercialization and/or sale of the Licensed or Final Products in part of the Territory, as contemplated by Section 2.3.

6.4.	Additional Warranties by COMPANY. COMPANY hereby represents and warrants to SELEXIS that:

6.4.1.    There are no Third Party intellectual property rights or any other rights that may be asserted against SELEXIS claiming that SELEXIS was or is directly infringing or is helping or assisting COMPANY in infringing such Third Party’s rights in connection with COMPANY’s exercise of the Commercial License granted by SELEXIS hereunder (except to the extent that any such Third Party rights relate solely and specifically to the SELEXIS Technology and/or SELEXIS Materials), including, without limitation, the development, manufacture and commercialization of Licensed Products and/or Final Products as permitted hereunder; and

6.4.2.    As of the Effective Date, to the best of its knowledge, there is no litigation pending against COMPANY in connection with the use or ownership of the Company Protein and/or Licensed Product, including, without limitation, the infringement or misappropriation of any intellectual property rights of a Third Party relating to the Company Protein and/or Licensed Product, and COMPANY has not received any written claim that the use thereof infringes on any intellectual property rights of a Third Party or a request or demand from any Third Party for the licensing of any intellectual property rights to such Third Party in connection with the use of the Company Protein and/or Licensed Product.

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6.4.3.    COMPANY will not knowingly misappropriate or infringe the intellectual property or other rights of any Third Party in connection with its exercise of its licensed rights hereunder, including, without limitation, use of any SELEXIS Technology, Cell Line, or development, manufacture or sale of Licensed and/or Final Product hereunder, and understands and agrees that SELEXIS will have no liability whatsoever for any such misappropriation or infringement to the extent they do not relate solely and specifically to the use of the SELEXIS Technology and/or SELEXIS Materials hereunder.

6.5.	Disclaimer of Warranties by SELEXIS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND WITHOUT LIMITING THE GENERALITY OF ARTICLE 6.1, SELEXIS DOES NOT MAKE NOR GIVE ANY REPRESENTATION OR WARRANTY TO COMPANY OF ANY NATURE, EXPRESS OR IMPLIED, THAT THE SELEXIS TECHNOLOGY WILL BE USEFUL FOR, OR ACHIEVE ANY PARTICULAR RESULTS AS A RESULT OF ANY USE THEREOF BY SELEXIS OR BY COMPANY PURSUANT TO ANY LICENSE GRANTED TO COMPANY UNDER THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELEXIS SPECIFICALLY DISCLAIMS ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.	Liability and Indemnification

7.1.	Indemnification by SELEXIS. During the Term and thereafter, SELEXIS hereby agrees to save, defend and hold COMPANY, its Affiliates, and their respective officers, directors, employees, consultants and agents harmless from and against any and all Losses resulting directly from (i) any Third Party claim alleging that Customer’s use of the SELEXIS Technology and/or the SELEXIS Materials in strict accordance with the terms of this Agreement infringes or misappropriates such Third Party’s intellectual property or other property right (except to the extent such claim relates to the use of the SELEXIS Technology and/or SELEXIS Materials in combination with any technologies or materials not supplied by SELEXIS or any modifications made by anyone other than SELEXIS to the SELEXIS Technology or SELEXIS Materials); or (ii) any material breach of SELEXIS’ representations, warranties and covenants set forth in Article 6; except in each case to the extent that such Losses were caused by willful misconduct or gross negligence of COMPANY or any of its Affiliates, Collaborators or Sublicensees. In the event COMPANY seeks indemnification under this Article 7.1, COMPANY shall notify SELEXIS of any claim as soon as reasonably practicable after it receives notice of the claim. COMPANY shall then allow SELEXIS to conduct and control the defense against the claim (including without limitation to settle the claim solely for monetary consideration), shall (at SELEXIS’ expense) execute and deliver such documents and other papers and take such further actions as may be reasonably required to defend against the claim (including without limitation to settle the claim solely for monetary consideration) and shall (at SELEXIS’ expense) cooperate as requested by SELEXIS in the defense of the claim, provided always that SELEXIS may not settle any such claim or otherwise consent to an adverse judgment or

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order in any relevant action or other proceeding which includes any admission as to liability or fault without the prior express written consent of COMPANY, which consent will not be unreasonably withheld.

7.2.	Indemnification by COMPANY. During the Term and thereafter, COMPANY hereby agrees to save, defend and hold SELEXIS and its officers, directors, employees, consultants and agents harmless from and against any and all Losses resulting directly from (i) Third Party claims in connection with personal injury or damages to property caused by the Company Protein, Licensed Products and/or Final Products, including, without limitation, any product liability claims however stated; (ii) Third Party claims relating to any use of the Cell Lines, SELEXIS Technology and/or SELEXIS Materials outside the scope of the license granted herein or otherwise not in strict compliance with the terms hereof, or any use of the Cell Lines, SELEXIS Technology and/or SELEXIS Materials in conjunction with technology or materials not provided by SELEXIS, or any modifications to the SELEXIS Technology and/or SELEXIS Materials (except in each of the foregoing cases, to the extent SELEXIS is obligated to indemnify COMPANY pursuant to Article 8.1 above); or (iii). any material breach of COMPANY’s representations, warranties and covenants set forth in Article 6; in each case, except to the extent that such Losses result from the willful misconduct or gross negligence of SELEXIS or its Affiliates. In the event SELEXIS seeks indemnification under this Article, SELEXIS shall notify COMPANY of any claim as soon as reasonably practicable after it receives notice of the claim. SELEXIS shall then allow COMPANY to assume direction and control of the defense of the claim (including without limitation the right to settle the claim solely for monetary consideration), and shall (at COMPANY’s expense) execute and deliver such documents and other papers and take such further actions as may be reasonably required to defend against the claim (including without limitation to settle the claim solely for monetary consideration). SELEXIS shall (at COMPANY’s expense) cooperate as requested by COMPANY in the defense of the claim, provided always that COMPANY may not settle any such claim or otherwise consent to an adverse judgment or order in any relevant action or other proceeding which includes any admission as to liability or fault without the prior express written consent of SELEXIS, which consent will not be unreasonably withheld.

7.3.	No Incidental or Consequential Damages. In no event shall either PARTY be responsible for any incidental or consequential damages, including without limitation, lost profits or opportunities; provided that the foregoing shall in no event limit a PARTY’s indemnification obligation under Article 7.1 or Article 7.2 hereinabove.

7.4.	Limitation of Liability. Except with respect to its indemnification obligations under Article 7.1, [*] cumulative liability under this Agreement, whether in contract, in tort, or otherwise, shall in no event exceed [*]. With respect to its indemnification obligations under Article 7.1, [*] cumulative liability shall in no event exceed [*].

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8.	Confidentiality

8.1.	Non-disclosure. During the Term of this Agreement and for [*] thereafter, each PARTY shall keep Confidential Information of the other PARTY confidential and shall not (i) use the other PARTY’s Confidential Information for any purpose not expressly permitted under this Agreement, nor (ii) disclose the other PARTY’s Confidential Information to any Person other than those of its agents, employees, and consultants (collectively, “Representatives”) who need to know such Confidential Information for a use or purpose expressly permitted under this Agreement. Any such Representative who receives Confidential Information pursuant to this Article 8.1 shall be bound by written obligations of confidentiality and non-use with respect to the Confidential Information that are no less stringent than the obligations set forth in this Agreement.

8.2.	Exceptions. The confidentiality obligations set forth in Article 8.1 shall not apply to Confidential Information that (i) is, or becomes, public information other than as the result of the violation of this Agreement or other act or omission by the receiving PARTY or its Representatives; (ii) was lawfully known to the receiving PARTY or its Representatives without restriction on use or disclosure at the time of disclosure hereunder; (iii) is hereafter lawfully received by the receiving PARTY or its Representatives from a Third Party authorized to make such disclosure and without restriction on use or disclosure; or (iv) is approved for release by prior written consent from the disclosing Party.

8.3.	Authorized Disclosures. Notwithstanding any provision of this Agreement to the contrary:

8.3.1.       COMPANY may disclose this Agreement to any potential Contractor or Collaboration Partner in connection with its discussions relating to a possible arrangement with such Contractor or Collaboration Partner, provided, however, that such potential Contractor or Collaboration Partner is subject to confidentiality obligations with reasonable scope and duration and no less stringent than the obligations set forth in this Agreement; and (ii) such Contractor or Collaboration Partner is contractually restricted from using this Agreement for any purpose other than as reasonably necessary to carry out the discussions with COMPANY.

8.3.2.       Each PARTY may disclose Confidential Information of the other PARTY to the extent such disclosure is required by law, provided, however, that the receiving PARTY gives the disclosing PARTY reasonable prior written notice to enable the disclosing PARTY to take appropriate measures to protect its Confidential Information and fully cooperates, subject to commercially reasonable efforts, with the disclosing PARTY to prevent or limit, to the greatest extent possible, the disclosure of Confidential Information.

8.4.	Use of Name. No right, express or implied, is granted to either PARTY by this Agreement to use in any manner any trademark or trade name of the other PARTY, including the names “Oncobiologics” and “SELEXIS” without the prior written consent of the PARTY entitled to use such trademark or trade name.

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9.	Term and Termination

9.1.	Term. This Agreement is effective as of the Effective Date. Unless earlier terminated pursuant to Articles 9.2, 9.3 or 9.4, this Agreement shall remain in full force and effect until expiration of the last-to-expire of the SELEXIS Patent Rights (the “Term”).

9.2.	Termination for Default. In addition to any other remedies which may be available at law or equity, in the event of any material breach of this Agreement (the “Default”) by a PARTY (the “Defaulting Party”), the PARTY not in default (the “Non-Defaulting Party”) shall have the right to give the Defaulting Party a written notice thereof (the “Notice of Default”), whereby such notice must state the nature of the Default in reasonable details and request that the Defaulting Party cure such Default within [*]. If such Default is not cured within [*] after receipt of a Notice of Default by the Defaulting Party or if such Default cannot be cured, the Non-Defaulting Party may, at its sole discretion, terminate this Agreement by written notice effective upon receipt

9.3.	Termination for Bankruptcy. In the event that a PARTY shall become insolvent or make any arrangement with its creditors or has a receiver or administrator appointed to the whole or any part of its assets, or if an order shall be made or a resolution passed for its winding up unless such order or resolution is part of a scheme for its amalgamation or reconstruction (the “Insolvent Party”), the other PARTY shall have the right, at its sole discretion, to serve immediate notice of termination of this Agreement, effective upon receipt.

9.4.	Termination by COMPANY. COMPANY may terminate this Agreement for convenience at any time by giving [*] written notice to SELEXIS.

9.5.	Consequences of Expiration or Termination.

9.5.1.     Termination of Licenses. In the event of a termination of this Agreement by COMPANY pursuant to Article 9.2. 9.3 or 9.4 or by SELEXIS pursuant to Article 9.2 or 9.3, all and any rights and licenses granted under this Agreement shall terminate upon termination of this Agreement, except for the licenses which have become perpetual pursuant to Article 3.1.3.

9.5.2.     SELEXIS Technology and Confidential Information. Upon termination of this Agreement under Article 9.2 or Article 9.3 where COMPANY is the Insolvent Party, or Article 9.4, COMPANY shall dispose of all tangible embodiments of the SELEXIS Technology and SELEXIS Confidential Information, including without limitation the SELEXIS Materials and Cell Lines, and render inaccessible or useless all electronic embodiments, of SELEXIS Confidential Information provided to COMPANY by SELEXIS hereunder, except that (a) COMPANY may retain one copy of the SELEXIS Confidential Information delivered hereunder in its secured legal files only for ensuring compliance with the terms of this Agreement and (b) such obligation shall not apply with respect to SELEXIS Technology and SELEXIS Confidential Information necessary or useful with respect to the practice of any licenses that have become perpetual pursuant to Article 3.1.3.

9.5.3.     COMPANY Confidential Information. Upon any expiration or termination of this Agreement, SELEXIS shall dispose of all tangible embodiments, and render inaccessible or useless all electronic

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embodiments, of COMPANY Confidential Information provided to SELEXIS by COMPANY hereunder, except that SELEXIS may retain one copy of the COMPANY’s Confidential Information delivered hereunder in its secured legal files only for ensuring compliance with the terms of this Agreement.

9.5.4.      Accrued Obligations. Expiration or termination of this Agreement shall not relieve the PARTIES of any obligation or liability accruing prior to such expiration or termination.

10.	Miscellaneous

10.1.	Assignment. Neither this Agreement nor any interest hereunder shall be assignable by either PARTY without the prior written consent of the other PARTY; provided, however, that either PARTY may assign this Agreement and all of its rights and obligations hereunder, without such prior written consent, to an entity” which acquires all or substantially all of the business or assets of such PARTY (or the business or assets to which this Agreement pertains) whether by merger, consolidation, reorganization, acquisition, sale or otherwise; and COMPANY may assign this Agreement and all of its rights and obligations hereunder, without such consent, to an Affiliate if COMPANY remains liable and responsible for the performance and observance of all of the Affiliate’s duties and obligations hereunder, and provided that such Affiliate is not a Contract Manufacturing Organization. This Agreement shall be binding upon the successors and permitted assigns of the PARTIES and the name of a PARTY appearing herein shall be deemed to include the names of such PARTY’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Article 10.1 shall be null and void.

10.2.	Compliance with Governmental Obligations. Each PARTY shall comply, upon reasonable notice from the other PARTY, with all governmental requests directed to either PARTY relating to this Agreement and provide all information and assistance necessary to comply with the governmental requests.

10.3.	Counterparts. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one PARTY but all such counterparts taken together shall constitute one and the same agreement, and may be executed through the use of electronic .PDF’s or facsimiles.

10.4.	Dispute Resolution. The PARTIES agree that in the event of a dispute between them arising from, concerning or in any way relating to this Agreement, the PARTIES shall undertake good faith efforts to resolve any such dispute, with the matter being referred at the request of either PARTY to the General Counsel (or chief legal officer) of each PARTY and, if remaining unresolved after [*], then to the Chief Executive Officers of each PARTY (or their designees). If after [*] of the matter first being referred to the General Counsel, the PARTIES are unable to resolve such dispute, either PARTY may, pursuant to Article 10.16, seek any remedy available at law.

10.5.	Entire Agreement. This Agreement sets forth all of the covenants, promises, agreements, representations, warranties, conditions and understandings between the PARTIES with respect to the subject matter hereof,

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and constitutes and contains the complete, final, and exclusive understanding and agreement of the PARTIES with respect to the subject matter hereof, and cancels, supersedes and terminates all prior agreements and/or understanding between the PARTIES with respect to the subject matter hereof. There are no covenants, promises, agreements, representations, warranties, conditions or understandings, whether oral or written, between the PARTIES other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the PARTIES hereto unless reduced to writing and signed by the respective authorized officers of the PARTIES. For the avoidance of doubt, and to the extent of any inconsistency between this Agreement and the Research License Agreement, the terms of this Agreement shall govern and prevail.

10.6.	Force Majeure. Neither PARTY shall be liable to the other for loss, damages, default or delay due to Force Majeure, provided that the PARTY affected by a case of Force Majeure gives prompt notice of such case to the other PARTY. The PARTY giving such notice shall thereupon be excused from its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled, provided, however, that such affected PARTY commences and continues to take reasonable and diligent actions to cure such cause; and provided further that if any Force Majeure delays or prevents the performance of the obligations of either PARTY for a continuous period in excess of [*] days, the PARTY not affected shall then be entitled to terminate this Agreement, which termination shall be effective upon [*] written notice to the affected PARTY. Such a termination shall be irrevocable, except otherwise provided by the PARTIES and upon termination, the provisions of Article 9.5 shall apply.

10.7.	Further Actions. Each PARTY agrees to execute, acknowledge and deliver such further instruments, and to effect all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

10.8.	Independent Contractors. The relationship between SELEXIS and COMPANY created by this Agreement is one of independent contractors and neither PARTY shall have the power or authority to bind or obligate the other PARTY except as expressly set forth in this Agreement.

10.9.	Interpretation of Agreement. Articles and other descriptive headings used in this Agreement are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement. Whenever the context so requires, the use of the singular shall be deemed to include the plural and vice versa.

10.10.	License Obligations. Nothing in this Agreement imposes any obligation upon a PARTY to enter into any other license or agreement with the other PARTY.

10.11.	Notices. All notices and other communications required by this Agreement shall be in writing in the English language and shall be deemed transmitted if delivered personally or by electronic or facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the PARTIES at the following addresses (or at such other

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addresses that a PARTY specifies by like notice, provided, however, that notices of a change of address shall be effective only upon written receipt thereof):

If to COMPANY, addressed to:
Oncobiologics, Inc.
7 Clarke Drive
Cranbury, NJ 08512
Attention:	Stephen J. McAndrew, Ph.D.
VP, Business Development
With a copy to:	CEO, Pankaj Mohan, Ph.D., MBA
Facsimile:	(609) 619-3980

If to SELEXIS, addressed to:
Selexis S.A.
18 Chemin des Aulx
1228 Plan-les-Ouates
Geneva, Switzerland

Attention:	Sophie Vock

With a copy to:	CEO, Igor Fisch, Ph.D.

Facsimile:	+41 22 308-9361

10.12.	Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of COMPANY and SELEXIS (and their permitted successors and assigns) and nothing in this Agreement (express or implied) is intended to or shall confer upon any Third Party any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

10.13.	Severability. If any term, covenant or condition of this Agreement or the application thereof to any PARTY or circumstance shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to PARTIES or circumstances other than those as to which it is held invalid or unenforceable, shall therefore not be affected and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by applicable law.

10.14.	Waiver. The failure on the part of a PARTY to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times hereafter.

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10.15.	Survival. Articles 1, 3.1.3, 3.4, 4, 5, 6, 7, 8, 9.5 and 10 shall survive any termination or expiration of this Agreement in accordance with their terms.

10.16.	Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the substantive laws of [*], without regard to principles of conflict of laws. Any dispute arising out of or in connection with this Agreement shall be subject to the exclusive jurisdiction of the courts of [*].

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IN WITNESS WHEREOF, the PARTIES, having read the terms of this Agreement and intending to be legally bound, do hereby execute this Agreement:

SELEXIS SA		ONCOBIOLOGICS, INC.

Signature:	/s/ Girod Pierre-Alain	Signature:	/s/ Pankaj Mohan

Place, Date: April 16, 2013		Place, Date:	7 Clarke Drive, Cranbury, NJ 08512
April 11, 2013

Name: GIROD Pierre-Alain		Name: Pankaj Mohan, Ph.D., MBA

Title: Chief Scientific Officer		Title: Chief Executive Officer

Signature:	/s/ Regine Brokamp	Signature:	/s/ Stephen J. McAndrew

Place, Date: PLO, April 15th, 2013		Place, Date:	7 Clarke Drive, Cranbury, NJ 08512
April 11, 2013
Name: Regine Brokamp		Name: Stephen J. McAndrew, Ph.D.

Title: COO		Title: Vice President, Business Development

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EXHIBIT 1

[*]

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EXHIBIT 2

LICENSED PRODUCTS

1.	ONS-3010, Humira Biosimilar

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AMENDMENT NO. 1
TO
COMMERCIAL LICENSE AGREEMENT

This Amendment No. 1 to the Commercial License Agreement (the “Amendment”), effective as of May 21, 2014 (the “Amendment Effective Date”), is by and between Selexis SA (“Selexis”) and Oncobiologics, Inc. (“Company”).

WHEREAS, Company and Selexis entered into and executed the Commercial License Agreement dated April 11, 2013 (the “Agreement”) relating to Company’s Licensed and/or Final Product referred to as ONS-3010; and

WHEREAS, the parties desire to modify the Agreement to revise Company’s sublicense rights.

NOW, THEREFORE, in consideration of the mutual obligations and covenants set out herein and for good consideration, the parties agree as follows:

1.         Section 2.2.1 of the Agreement is deleted in its entirety and replaced with the following:

2.2.1           COMPANY may, without prior written consent from SELEXIS, grant sublicenses under the Commercial License to a Contractor or to a Collaboration Partner and only with respect to (i) [*], or (ii) [*]. A Collaboration Partner may further grant a sub-sublicense, only with prior written consent from SELEXIS where such consent is not to be unreasonably withheld, conditioned or delayed, under the Commercial License to a Contractor only with respect to [*].

2.         Section 2.2.2 of the Agreement is deleted in its entirety and replaced with the following:

2.2.2           Any sublicenses other than those expressly permitted without consent pursuant to Section 2.2.1 shall require the prior written consent of SELEXIS, which consent will not be unreasonably withheld, conditoned or delayed.

3.         Section 2.3 is deleted in its entirety.

4.         Section 2.4 is renumbered as Section 2.3, and the last clause of the first sentence (beginning with “...pursuant either to...”) is deleted and replaced with “pursuant to a sublicense as permitted or consented to under Section 2.2.”

5.         In Section 1.30, the reference to the tri-party agreement is removed, so that the sentence begins: “...shall mean the amount collected by COMPANY, its Affiliates and its Sublicensees, on account of sales of Final Product to Third Parties in the Territory, less the following deductions:”

6.         All capitalized terms used in the Agreement will have the same meaning where used in this Amendment. In the event of a conflict or inconsistency between this Amendment and the Agreement, the applicable terms and conditions of this Amendment shall prevail. All terms and

CONFIDENTIAL

conditions of the Agreement that are not amended herein shall remain unchanged and in full force and effect.

7.         This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same document. In addition, this document may be executed by facsimile, and the parties agree that facsimile copies of signatures shall have the same effect as original signatures.

In Witness Whereof, the Parties have executed this Amendment by their proper officers as of the Effective Date.

SELEXIS SA		ONCOBIOLOGICS, INC.

By:	/s/ Regine Brokamp	By:	/s/ Stephen J. McAndrew, Ph.D.

Name:	Regine Brokamp	Name:	Stephen J. McAndrew, Ph.D.

Title:	COO	Title:	Vice President, Business Development

Date:	May 23rd, 2014	Date:	May 21, 2014

/s/ Igor Fisch
Igor Fisch
CEO
May 23rd, 2014